Exhibit 23

                             CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Marketing Services Group, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-33174, No. 333-34822 and No. 333-89973) and
Forms S-8 (No. 333-94603 and No. 333-82541) of Marketing Services Group, Inc. and Subsidiaries, of our report dated October 12, 2000, relating to the consolidated financial statements and financial statement schedule which appears in this Annual Report on Form 10-K.

                         /s/ PricewaterhouseCoopers LLP

New York, New York
October 12, 2000